UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Revision No. 1)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[   ]  Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]  Definitive Information Statement

GROW CONDOS, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

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SCHEDULE 14 C INFORMATION STATEMENT

Pursuant to Section 14C of the Securities Exchange Act of 1934, as amended

GROW CONDOS, INC.

722 W. Dutton Road

Eagle Pointe, Oregon 97524

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on August 10, 2018. The purpose of the Information Statement is to notify our stockholders that on June 22, 2018, our board of directors and the holders of our outstanding capital stock having a majority of the voting power, respectively, adopted resolutions to amend our articles of incorporation to increase our authorized capital to 180,000,000 shares, consisting of: 175,000,000 shares of common stock and 5,000,000 shares of preferred stock. In addition, the holders of our outstanding capital stock having a majority of the voting power have adopted resolutions to amend our articles of incorporation for the purpose of changing the name of the corporation to Grow Capital, Inc. or some other similar name that may be available that better reflects our future business operations.

The Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of Part 240, General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are not soliciting your proxy in connection with this action. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders and other regulatory requirements have been met.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of Board of Directors of
GROW CONDOS, INC.

	By:	/s/ Jonathan Bonnette
Jonathan Bonnette, Chief Executive Officer
Eagle Pointe, Oregon
September ___2018

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF THE INFORMATION STATEMENT FOR THE PROPOSED ACTION BY MAORITY WRITTEN CONSENT.

On or about August ____, 2018, a Notice of Internet Availability of the Information Statement

(“Notice”) was mailed to stockholders of record and beneficial owner directing them to a website where they can access our Information Statement. It was filed with the

U.S. Securities and Exchange Commission on August ___, 2018.

Our Information Statement is available at www.colonialstock.com/growcondos2018 and both beneficial owners and stockholders of record can request that paper copies of the information statement be mailed to them at that website.

GROW CONDOS, INC.

722 W. Dutton Road

Eagle Pointe, Oregon 97524

___________________________________________________________________

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

___________________________________________________________________

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

___________________________________________________________________

INTRODUCTION

This Information Statement is being furnished to the stockholders of Grow Condos, Inc., a Nevada corporation (the “Company”), to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of our voting stock, in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about August ___, 2018, and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on August 10, 2018, was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the amendment to our articles of incorporation to increase our authorized capital to 180,000,000 shares, consisting of 175,000,000 shares of common stock and 5,000,000 shares of preferred stock (the “Recapitalization”) and to change the name of the Company. A copy of the Amendment to the Articles of Incorporation, in substantially the form that will be filed with the Nevada Secretary of State, is attached hereto as Appendix A (the “Amendment to Articles”). On June 22, 2018, our board of directors and stockholders holding shares entitling them to a majority of the voting power, respectively, have approved the Amendment to Articles in writing.

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice, and without a vote if consents in writing setting forth the action so taken are signed by stockholders holding at least a majority of the voting power. No stockholder meeting was required, and no other stockholder approval is required.

Stockholders with the voting power of approximately 48,600,000 shares of common stock, representing approximately 52% of our outstanding shares of voting stock, executed and delivered to us a written consent authorizing and approving the Amendment to Articles.  Shareholders who signed the written consent included Wayne Zallen, Joann Cleckner, Jonathan McGee, KJDCZ LLC, David Tobias, Carl Sanko and Terry Kennedy.

Accordingly, the Amendment to Articles have been approved by the holders of a majority of our outstanding shares of voting stock, and no further vote or further action of our stockholders is required to approve these actions. You are being provided with notice of the approval of the Amendment to Articles by less than unanimous written consent of our stockholders. However, under Rule 14c-2 under the Exchange Act, the Amendment to Articles will not be effective until 20 days after this Information Statement has first been sent to stockholders and other regulatory requirements have been met.

The Company will pay for preparing and distributing this Information Statement.  Our costs are estimated to be $7,500.

On August 10, 2018, our board of directors authorized management to deliver this Information Statement.

Our executive offices are located at 722 W. Dutton Road, Eagle Pointe, Oregon 97524 and our telephone number is (541) 879-0504.

DISSENTERS’ RIGHT OF APPRAISAL

Stockholders do not have any dissenter or appraisal rights in connection with these actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

At the time of the stockholder action, our issued and outstanding voting securities consisted of shares of common stock. As of the Record Date, there were 92,621,408 shares of common stock issued and outstanding.  The Company also has 5,000,000 authorized preferred shares, none of which are issued.  Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The written consent of a majority of the outstanding shares of common stock was necessary to authorize the Amendment to Articles described herein.

Principal Stockholders

The following table sets forth certain information, as of the Record Date, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group, based on 92,621,408 shares of common stock outstanding. Each stockholder listed below has direct ownership and sole voting and investment power over the shares beneficially owned:

Ownership of Principal Shareholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Wayne A. Zallen 722 W. Dutton Road Eagle Point, OR 97524	20,831,064	22.5%
Common Stock	Carl & Micol Sanko 4824 Denaro Drive Las Vegas, NV 89135	7,534,048	8.1%
Common Stock	Terry Kennedy 722 W. Dutton Road Eagle Point, OR 97524	12,188,162 (1)	13.2%

(1) Of the share total, 4,000,000 are held in the name of Racing 123, LLC and 2,500,000 are held in the name of Off The Wall LLC, companies of which Mr. Kennedy is the beneficial owner.  The remaining 5,688,162 shares are held in Mr. Kennedy’s name.

Security Ownership of Management

The following table sets forth the share holdings of the Company's directors and executive officers as of June 22, 2018:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Wayne A. Zallen 2944 Delta Waters Road Medford, OR 97504	20,831,064	22.5%
Common Stock	Joann Z. Cleckner 722 W. Dutton Road Eagle Point, OR 97524	800,000	0.9%
Common Stock	Carl S. Sanko, CPA 4824 Denaro Drive Las Vegas, NV 89135	7,534,048	8.1%
Common Stock	Jonathan Bonnette	0(1)	0%
Common Stock	Total Officers and Directors as a group (4 persons)	29,165,112	31.5%

(1)Mr. Bonnette is vested and entitled to receive 1,500,000 common shares pursuant to his employment agreement but as of the Record Date the shares had not been issued.

NAME CHANGE

In June 2014, the Company acquired certain assets that changed the focus of our business operations from being a call center to being a real estate purchaser, developer and manager of specific use industrial properties providing “Condo” style turn-key grow facilities to support cannabis growers in the United States cannabis industry. In connection with that change in business focus, we changed our name from Calibrus, Inc. to Grow Condos, Inc. and we have pursued that real estate/condo style business since that time.

The board of directors and the majority shareholders have now determined that it is in the best interest of the Company to consider diversifying  its business operations as opportunities present themselves.  One avenue that management believes has opportunity for the Company is providing investment capital for businesses entering the cannabis industry.  To facilitate a potential entrance in to that business, it has been determined by the board that a change in the name of the Company is appropriate.  The board has determined the new name should be Grow Capital, Inc.  However, if that name is not available in certain venues, the Company may need to select a name that is similar to that name.  The majority shareholders have approved giving the board the authority to change the name of the Company for those purposes.

A change of the name of the Company may result in a change in the trading symbol of the company.  There may also be a temporary inconvenience with regard to the name recognition of the Company.  Management believes, however, that the potential advantages that will accrue to the Company as a result of a name change outweigh any temporary disadvantages that may occur.

THE RECAPITALIZATION

Our board of directors and stockholders have approved the Amendment to Articles to effect the Recapitalization. The Amendment to Articles will become effective 20 days after the mailing of this Information Statement and meeting other regulatory requirements.

General Background

As of the Record Date, pursuant to our articles of incorporation as amended to date, we had the authority to issue 100,000,000 shares of common stock, of which 92,621,408 shares were issued and outstanding.  We also had authority to issue 5,000,000 shares of preferred stock of which no shares were issued and outstanding.

Principal Motivation for the Recapitalization

As described in our periodic filings, one of our main sources of funding historically has been through the sale of our common stock. We need to increase our authorized shares of common stock to provide capital for current and future funding of our operations.  Following the recapitalization, we will have approximately 82,000,000 authorized but unissued common shares.  Upon the completion of the recapitalization we have immediate plans to issue approximately 15,000,000 of the 82,000,000 shares in exchange for approximately $1,200,000 in cash which will be used to retire debt.

Purposes of the Recapitalization

We require additional financing, and we intend to continue to seek financing through private placements of equity securities. However, as detailed above, we do not have sufficient shares to enable us to pursue private placements or capital-raising transactions.

In addition to better positioning us for future capitalization, management believes that the Recapitalization may make other corporate opportunities, including potential mergers with or acquisitions of businesses or other related avenues of strategic growth, more available to us.

Potential Anti-takeover and Dilutive Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another entity), the increase in our shares of common stock is not part of a plan to prevent a takeover. Nevertheless, management could use the additional shares that will be available following the Recapitalization to resist or frustrate a third-party transaction.

After the Recapitalization becomes effective, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which we are subject.

Depending upon the consideration per share received by us for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership (for voting, distributions, and all other purposes) represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of us. Although our board of directors has no present intention of doing so, our authorized but unissued common stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely. Holders of common stock do not have any preemptive rights to acquire any additional securities issued by us.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Amendment to Articles, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Voting Securities and Principal Holders Thereof”.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address. To request a separate copy, please contact us at (541) 879-0504 or Grow Condos, Inc., 722 W. Dutton Road, Eagle Pointe, Oregon  97524.

STOCKHOLDER PROPOSALS

It is anticipated that the next annual meeting of stockholders for which the Company will be soliciting proxies will be held in June 2019. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2019 annual meeting of stockholders, provided such proposals are received by us no later than February 5, 2019, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC's EDGAR reporting system can also be accessed directly at www.sec.gov.

By Order of Board of Directors of
GROW CONDOS, INC.

	By:	/s/ Jonathan Bonnette
Eagle Pointe, Oregon		Jonathan Bonnette
September ___, 2018		Chief Executive Officer and Director

Appendix A

Form of Amendment to the Articles of Incorporation:

CERTIFICTE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

GROW CONDOS, INC.

Pursuant to the provisions of Section 78.385, et. seq., of the Nevada Revised Statutes, Grow Condos, Inc., a Nevada corporation, hereinafter referred to as the Corporation, hereby adopts the following Certificate of Amendment to its Articles of Incorporation:

FIRST:

The name of the Corporation is Grow Condos, Inc.

SECOND:

Article I of the Articles of Incorporation shall be amended to read as follows:

ARTICLE I

NAME

The name of the Corporation shall be: Grow Capital, Inc.

Article IV of the Articles of Incorporation shall be amended to read as follows:

ARTICLE IV AUTHORIZED SHARES

The Corporation is authorized to issue a total of 180,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 175,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

THIRD:

By executing this Certificate of Amendment to the Articles of Incorporation, the CEO of the Corporation does hereby certify that on June 22, 2018, the foregoing amendment to the Articles of Incorporation of Grow Condos, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation’s shareholders.

DATED this ________ day of September, 2018

|s|Jonathan Bonnette

Jonathan Bonnette, CEO